UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

RESOURCE CAPITAL CORP.
 (Exact name of registrant as specified in its charter)

Maryland	20-2287134

(State of incorporation or organization)	(I.R.S. Employer Identification Number)

712 Fifth Avenue, 10th Floor, New York, NY	10019

(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of Common Stock, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-126517 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

       None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

     A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock and Warrants” in the Prospectus contained in the Registration Statement on Form S-11 (File No. 333-126517), as initially filed with the Securities and Exchange Commission on July 11, 2005, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Resource Capital Corp.

	By:	/s/ Michael S. Yecies

Michael S. Yecies
Chief Legal Officer and Secretary

January 25, 2006